UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101 Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective November 3, 2014, Anthony J. Morris, age 58, was appointed as Executive Vice President and Chief Banking Officer of Sun National Bank (the “Bank”), a wholly owned subsidiary of the Registrant.  From November 2012 to July 2014, Mr. Morris served as Director, Banking Products & Services at CIT Bank where he was responsible for formulating strategic and operating plans for a wide range of matters pertaining to defining, developing and implementing a branch banking platform to enable CIT Bank to capture core deposits to fund its lending businesses.  He left CIT Bank to become a consultant to the Bank pending receipt of the requisite regulatory non-objection to be employed as an Executive Vice President at the Bank.  Prior to CIT Bank, from 2007 to 2012, Mr. Morris served as Senior Vice President, Chief Corporate Planning and Marketing Officer at State Bank of Long Island.  Since January 1, 2014, there have not been any transactions between the Registrant and Mr. Morris of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Executive Vice President and Chief Banking Officer, Mr. Morris will receive an initial base salary of $275,000 per annum.  He will be eligible to participate in the annual short-term incentive plan, with a target bonus opportunity equal to 35% of annual base salary and will be guaranteed to receive a cash bonus of $50,000 for 2014, payable in March 2015.  He will also be eligible to participate in the Bank’s Long-Term Incentive Plan, providing for the opportunity to share in the Bank’s long-term success through award of restricted stock and/or stock options, with a target award opportunity of 35% of annual base salary.  At the next meeting of the Registrant’s Compensation Committee he will receive an award of 3,000 shares of common stock of the Registrant and options to purchase an additional 1,000 shares.  Mr. Morris will be reimbursed for his reasonable moving expenses.

Following regulatory approval of a proposed agreement, Mr. Morris will become a party to a severance agreement providing for a severance payment, in the event of termination without cause, equal to 18 weeks of base salary, to increase to 32 weeks of base salary after two years of service and to 52 weeks of base salary after five years of service.  He will also become a party to a change in control agreement providing for a severance payment equal to one year of base salary in the event of termination in connection with a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	November 6, 2014	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel
(Duly Authorized Officer)